Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     The unaudited pro forma condensed combined statements of earnings combine the historical consolidated statements of earnings of FIS and Metavante, giving effect to the merger and the equity capital investments, as if they had occurred on January 1, 2008. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of FIS and Metavante, giving effect to the merger and the equity capital investments as if they had occurred on June 30, 2009. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statements of earnings, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following, which are incorporated by reference into this exhibit:
•	separate historical financial statements of FIS as of and for the three and six months ended June 30, 2009 and the related notes included in FIS’ Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 2009,

•	separate historical financial statements of FIS as of and for the three months ended March 31, 2009 and the related notes included in FIS’ Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009,

•	separate historical financial statements of FIS as of and for the year ended December 31, 2008 and the related notes included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2008, as amended by the Annual Report on Form 10-K/A,

•	separate historical financial statements of Metavante as of and for the three and six months ended June 30, 2009 and the related notes included in Metavante’s Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 2009,

•	separate historical financial statements of Metavante as of and for the three months ended March 31, 2009 and the related notes included in Metavante’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, and

•	separate historical financial statements of Metavante as of and for the year ended December 31, 2008 and the related notes included in Metavante’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended by the Annual Report on Form 10-K/A.
     The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger and the equity capital investments been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. Transactions between FIS and Metavante during the periods presented in the unaudited pro forma condensed combined financial statements have been eliminated.
     The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“GAAP”), which are subject to change and interpretation. FIS has been treated as the acquirer in the merger for accounting purposes. The acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

     The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the merger or the costs to integrate the operations of FIS and Metavante or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2009
(in millions)

			Pro Forma		Pro Forma
	FIS	Metavante	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$227.9	$362.6	$(107.3	)(a)	$483.2
Settlement deposits	38.0	217.9			255.9
Trade receivables, net	521.8	221.4			743.2
Settlement receivables	38.9	72.8			111.7
Other receivables	77.5	—			77.5
Receivable from related party	11.4	—			11.4
Prepaid expenses and other current assets	98.9	50.8			149.7
Deferred income taxes	80.5	33.7			114.2

Total current assets	1,094.9	959.2	(107.3)		1,946.8

Property and equipment, net	271.4	130.5			401.9
Goodwill	4,200.2	1,316.7	3,297.8	(b)	8,814.7
Intangible assets, net	905.4	248.0	587.0	(c)	1,740.4
Computer software, net	640.5	270.4			910.9
Deferred contract costs	249.0	43.2	(43.2	)(d)	249.0
Long-term note receivable from FNF	5.1				5.1
Other noncurrent assets	73.3	70.1	(46.4	)(e)(h)	97.0

Total assets	$7,439.8	$3,038.1	$3,687.9		$14,165.8

Liabilities and Equity
Current liabilities:

Accounts payable and accrued liabilities	$458.1	$226.2			$684.3
Settlement payables	81.6	213.6			295.2
Current portion of long-term debt	158.1	17.5			175.6
Deferred revenues	184.1	134.4	$(60.5	)(f)	258.0

Total current liabilities	881.9	591.7	(60.5)		1,413.1

Deferred revenues	89.1	—			89.1
Deferred income taxes	331.2	144.5	238.5	(g)	714.2

Long-term debt, excluding current portion	2,134.0	1,710.6	(347.1	)(h)	3,497.5
Other long-term liabilities	115.3	72.1			187.4

Total liabilities	3,551.5	2,518.9	(169.1)		5,901.3

Equity:
Preferred stock	—	—			—
Common stock	2.0	1.2	0.6	(i)	3.8
Treasury stock, at cost	(383.2)				(383.2)
Additional paid-in capital	2,964.6	1,496.7	2,919.0	(k)	7,380.3
Retained earnings (deficit)	1,149.2	(931.4)	874.7	(l)	1,092.5
Accumulated other comprehensive earnings	(15.7)	(62.7)	62.7	(j)	(15.7)

Total FIS/Metavante stockholders’ equity	3,716.9	503.8	3,857.0		8,077.7
Noncontrolling interest	171.4	15.4			186.8

Total equity	3,888.3	519.2	3,857.0		8,264.5

Total liabilities and equity	$7,439.8	$3,038.1	$3,687.9		$14,165.8

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments beginning on page 9.

Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Six Months Ended June 30, 2009
(In millions, except per share data)

			Pro Forma		Pro Forma
	FIS	Metavante	Adjustments		Combined
Processing and services revenues	$1,632.6	$867.1	$(34.7	)(f)(m)	$2,465.0
Cost of revenues	1,199.9	557.4	54.9	(m)(n)(q)	1,812.2

Gross profit	432.7	309.7	(89.6)		652.8
Selling, general and administrative expenses	189.3	111.0	(34.3	)(o)	266.0
Research and development costs	44.1	—	17.0	(q)	61.1

Operating income	199.3	198.7	(72.3)		325.7

Other income, (expense):
Interest and other income (expense), net	8.0	.3			8.3
Interest expense	(63.8)	(54.6)	(4.0	)(h)	(122.4)

Total other income (expense)	(55.8)	(54.3)	(4.0)		(114.1)

Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	143.5	144.4	(76.3)		211.6
Provision for income tax	49.5	53.5	(33.4	)(p)	69.6
Equity in earnings of unconsolidated entities	—	—	—		—

Earnings from continuing operations, net of tax	94.0	90.9	(42.9)		142.0
Net (earnings) loss attributable to noncontrolling interest	(0.1)	1.2			1.1

Net earnings from continuing operations attributable to FIS/Metavante	$93.9	$92.1	$(42.9)		$143.1

Net earnings per share — basic from continuing operations attributable to FIS/Metavante	$0.49	$0.77			$0.39

Weighted average shares outstanding — basic	190.2	119.6	58.9	(r)	368.7

Net earnings per share — diluted from continuing operations attributable to FIS/Metavante	$0.49	$0.76			$0.38

Weighted average shares outstanding — diluted	192.2	120.6	59.1	(r)	371.9

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments beginning on page 9.

====================================================================================================================================

Unaudited Pro Forma Condensed Combined Statement of Earnings
For the Year Ended December 31, 2008
(In millions, except per share data)

			Pro Forma			Pro Forma
	FIS	Metavante	Adjustments			Combined
Processing and services revenues	$3,446.0	$1,707.2		$(81.1	)(f)(m)	$5,072.1
Cost of revenues	2,636.9	1,118.5		50.0	(m)(n)(q)	3,805.4

Gross profit	809.1	588.7		(131.1)		1,266.7
Selling, general and administrative expenses	389.4	251.1		(27.2	)(o)	613.3
Research and development costs	84.8	—		51.3	(q)	136.1

Operating income	334.9	337.6		(155.2)		517.3

Other income, (expense):
Interest and other income (expense), net	7.8	(0.9)				6.9
Interest expense	(163.5)	(106.0)		(7.9	)(h)	(277.4)

Total other income (expense)	(155.7)	(106.9)		(7.9)		(270.5)

Earnings from continuing operations before income taxes and equity in earnings of unconsolidated entities	179.2	230.7		(163.1)		246.8
Provision for income tax	57.6	83.3		(58.9	)(p)	82.0
Equity in earnings of unconsolidated entities	(0.2)			—		(0.2)

Net earnings from continuing operations	121.4	147.4		(104.2)		164.6
Net (earnings) loss attributable to noncontrolling interest	(4.7)	—		—		(4.7)

Net earnings from continuing operations attributable to FIS/Metavante	$116.7	$147.4		$(104.2)		$159.9

Net earnings per share — basic from continuing operations attributable to FIS/Metavante	$0.61	$1.24	$			$0.43

Weighted average shares outstanding — basic	191.6	119.1		57.9	(r)	368.6

Net earnings per share — diluted from continuing operations attributable to FIS/Metavante	$0.60	$1.23	$			$0.42

Weighted average shares outstanding — diluted	193.5	119.9		63.7	(r)	377.1

See the accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements. The pro forma adjustments are explained in Note 6. Pro Forma Adjustments beginning on page 9.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
1. Description of Transaction
Merger Agreement
     On October 1, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of March 31, 2009 (the “Merger Agreement”), by and among Fidelity National Information Services, Inc. (“FIS”), a wholly owned subsidiary of FIS (“Merger Sub”), and Metavante Technologies, Inc. (“Metavante”), Metavante merged with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly owned subsidiary of FIS (the “Merger”). As a result of the Merger, each outstanding share of Metavante common stock was converted into the right to receive 1.35 shares of FIS common stock. In addition, outstanding Metavante stock options and other stock-based awards (other than performance shares) converted into stock options and other stock-based awards with respect to shares of FIS common stock, with adjustments in the number of shares and exercise price (in the case of stock options) to reflect the Exchange Ratio. Each outstanding Metavante performance share was assumed by FIS and converted into the right to receive restricted shares of FIS common stock (with adjustments to reflect the Exchange Ratio) and an amount in cash.
Investment Agreement
     On October 1, 2009, pursuant to an investment agreement with THL and FNF dated as of March 31, 2009, FIS issued and sold (a) to THL in a private placement 12,861,736 shares of FIS common stock for an aggregate purchase price of approximately $200 million and (b) to FNF in a private placement 3,215,434 shares of FIS common stock for an aggregate purchase price of approximately $50 million. Pursuant to the terms of the investment agreement, FIS paid each of THL and FNF a transaction fee equal to 3% of their respective investments. The effect of the investments has been included in the pro forma condensed combined financial information. (See entries (i), (k) and (r) in Note 6, Pro Forma Adjustments ).
     Pursuant to the terms of the investment agreement and contingent upon THL maintaining certain ownership levels in FIS common stock, THL has the right to designate one member to the Company’s board of directors. The investment agreement also provides that neither THL nor FNF may transfer the shares purchased in the investments, subject to limited exceptions, for 180 days after the closing, and after such time provides THL and FNF with certain registration rights.
2. Basis of Presentation
     The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of FIS and Metavante. Certain reclassifications have been made to the historical financial statements of Metavante to conform with FIS’ presentation, primarily related to the presentation of restricted funds, EFD processing receivables, unbilled revenues and research and development costs.
     In December 2007, the Financial Accounting Standards Board (“FASB”) issued a standard requiring non-controlling interests (sometimes called minority interests) to be presented as a component of equity on the balance sheet. The standard also requires that the amount of net earnings and losses attributable to the parent and to the non-controlling interests be clearly identified and presented on the face of the Consolidated Statement of Earnings. Expanded disclosures are also required in the Consolidated Financial Statements that identify and distinguish between the interests of the parent’s owners and the interest of the non-controlling owners of subsidiaries. Pursuant to the transition provisions of the statement, FIS and Metavante adopted this standard as of January 1, 2009. The presentation and disclosure requirements have been applied retrospectively for FIS for all periods presented in this document. The effect of retrospective application was deemed immaterial for Metavante and, therefore, has not been presented.
     The acquisition method of accounting which FIS adopted on January 1, 2009 uses the fair value concepts defined in the authoritative literature which FIS has also adopted as required. The unaudited pro forma condensed combined financial information was prepared using these existing U.S. GAAP standards, which are subject to change and interpretation.
     The acquisition method of accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, it establishes that the consideration transferred be measured at the closing date of the merger at the then-current market price; this particular requirement will result in a per share equity component that is different from the amount assumed in these unaudited pro forma condensed combined financial statements.
     Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, FIS may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect FIS’ intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that others applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.
     Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded as of the completion of the merger, at their respective fair values and added to those of FIS. Financial statements and reported results of operations of FIS issued after completion of the merger will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of Metavante.

     Acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total acquisition-related transaction costs expected to be incurred by FIS are estimated to be approximately $70 million and are reflected in these unaudited pro forma condensed combined financial statements as a reduction to cash and retained earnings, net of the estimated tax effect of $13.3 million at a statutory rate of 38.4% applied to deductible amounts. Actual non-recurring transaction costs for the six months ended June 30, 2009, have been eliminated in the Pro Forma Condensed Combined Statements of Earnings (Note 6, item (o)) as prescribed by Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial statements do not reflect any acquisition-related restructuring charges to be incurred in connection with the merger but these charges are expected to be in the range of $85 to $100 million. These costs will be expensed as incurred.
     In connection with the merger, the vesting of certain stock-based awards granted under the existing FIS stock award plans accelerate under the change in control provisions relating to those grants. The charge to compensation expense that will be recorded relating to those grants is approximately $30 million. This amount is included in the total estimated restructuring charges indicated above.
3. Accounting Policies
     FIS may, upon review of Metavante’s accounting policies, find it necessary to harmonize the combined entity’s financial statements to conform to those accounting policies that are determined to be more appropriate for the combined entity. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.
4. Estimate of Consideration Transferred
     The following is the pro forma estimate of consideration transferred to effect the acquisition of Metavante as if it had been consummated on June 30, 2009:

	Conversion	Estimated	Form of
	Calculation	Fair Value	Consideration
	(In millions, except per share amounts)
Number of shares of Metavante common stock outstanding as of June 30, 2009	120.3
Multiplied by an assumed FIS’ stock price of $25.00, multiplied by the exchange ratio of 1.35 ($25.00 * 1.35)	$33.75	$4,058.8	FIS common stock
Number of shares of Metavante stock options vested as of June 30, 2009 expected to be canceled and exchanged for FIS options	7.5
Multiplied by exchange ratio of 1.35 multiplied by estimated fair value of $11.53 ($11.53 * 1.35)	$15.56	116.2	FIS stock options

Estimate of consideration to be transferred (a)		$4,175.0

(a)	The estimated consideration to be transferred reflected in these unaudited pro forma condensed combined financial statements does not purport to represent the actual consideration transferred upon consummation of the merger. Based on the closing price of $25.51 on September 30, 2009, and the share information indicated above, the total consideration would be approximately $4,258 million or 2.0% higher. Actual consideration will be a function of the actual share price at closing, actual shares outstanding on October 1, 2009, vested stock options at that date to be exchanged for FIS shares and the fair value of said options.

5. Estimate of Assets Acquired and Liabilities Assumed
     The following is a preliminary estimate of the assets acquired and the liabilities assumed by FIS in the merger, reconciled to the estimate of consideration transferred, giving effect to the transaction as of June 30, 2009:

(In millions)
Book value of net assets acquired at June 30, 2009	$503.8
Adjusted for:
Elimination of existing goodwill, intangible assets and deferred contract costs	(1,607.9)

Adjusted book value of net assets acquired	$(1,104.1)
Adjustments to:
Identifiable intangible assets (I)	835.0
Other noncurrent assets	(56.4)
Deferred revenues	60.5
Deferred income taxes (II)	(238.5)
Long-term debt	64.0
Non-contractual contingencies (III)	—
Goodwill (IV)	4,614.5

Estimate of consideration expected to be transferred	$4,175.0

(I)	As of the effective time of the merger, identifiable intangible assets are required to be measured at fair value and these acquired assets could include assets that are not intended to be used or sold or that are intended to be used in a manner other than their highest and best use. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets, but it is not assumed that any market participant synergies will be achieved. The consideration of synergies has been excluded because they are not considered to be factually supportable, which is a required condition for these pro forma adjustments.

The fair value of identifiable intangible assets will be determined using the “income method,” which starts with a forecast of all the expected future net cash flows. At this time, FIS does not have sufficient information as to the amount, timing and risk of cash flows of intangible assets. For purposes of these unaudited pro forma condensed combined financial statements, intangible assets have been valued at 20% of the total purchase price, which is consistent with the historical experience of FIS in other acquisitions.

(II)	As of the effective date of the merger, FIS will provide deferred taxes and other tax adjustments as part of the accounting for the acquisition, primarily related to the estimated fair value adjustments for acquired intangibles (see Note 6. Pro Forma Adjustments, items (g) and (p) ).

(III)	On April 1, 2009, the FASB amended the guidance relative to accounting for business combinations to require that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, any asset would be recognized when realized and any liability would be recognized when it becomes probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. As disclosed in Metavante’s June 30, 2009 Quarterly Report on Form 10-Q, which is incorporated herein by reference, “During its normal course of business, Metavante may be involved from time to time in litigation. Metavante recorded a reserve in the amount of $8.7 million as of December 31, 2008 for the estimated exposure and legal fees related to a contractual dispute with a former customer. On June 3, 2009, Metavante prevailed at the trial court level on all counts before the court related to such dispute. As a result, Metavante reversed the remaining reserve of $5.5 million, net of legal fees incurred, related to the contractual dispute.” On August 11, 2009, the former customer filed a Notice of Appeal with the 7th Circuit Court of Appeals. FIS does not have sufficient information to evaluate this legal contingency to value it under a fair value standard or to estimate a range of outcomes.

In addition, Metavante has recorded provisions for uncertain tax positions. Income taxes are exceptions to both the recognition and fair value measurement principles of the acquisition method of accounting; they continue to be accounted for under the specific guidance for accounting for income taxes.

(IV)	Goodwill is calculated as the difference between the acquisition date fair value of the consideration expected to be transferred and the values assigned to the assets acquired and liabilities assumed. Goodwill is not amortized.

6. Pro Forma Adjustments
     This note should be read in conjunction with other notes in the unaudited pro forma condensed combined financial statements. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:
(a) To record estimated transaction costs of $70.0 million, net of the estimated tax effect of $13.3 million based on FIS’ statutory rate of 38.35% applied to deductible items, debt issue costs of $10 million, and a reduction in cash of $40.6 million to partially fund retirement of Metavante debt. Proceeds from the investments are considered received and immediately disbursed as another fund source for the Metavante debt retirement.
(b) To adjust goodwill to an estimate of acquisition-date goodwill, as follows:

(In millions)
Eliminate Metavante historical goodwill	$(1,316.7)
Estimated transaction goodwill	4,614.5

Total	$3,297.8

(c) To adjust intangible assets to an estimate of fair value, as follows:

(In millions)
Eliminate Metavante historical intangible assets	$(248.0)
Estimated fair value of intangible assets acquired	835.0

$587.0

Intangibles are assumed to represent 20% of the total purchase price, consistent with FIS’ history for other acquisitions.
(d) To eliminate Metavante deferred contract costs which have no continuing benefit to the combined entity.
(e) To eliminate Metavante deferred customer inducements of $25.3 million, which have no continuing benefit to the combined entity.
(f) To reduce Metavante’s deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. Certain deferred revenues ( e.g. , license, conversion fees) are deferred for accounting purposes but require minimal or no future incremental direct costs in order to be recognized. In determining a normal profit margin, we applied FIS’ historic profit margins to the estimated costs of services to be delivered for the remaining deferred revenue balances. The net effect is a 45% reduction to total Metavante deferred revenues, or $60.5 million and $71.2 million, as of June 30, 2009 and December 31, 2008, respectively. Corresponding reductions of $30.3 million for the six months ended June 30, 2009 and $71.2 million for the year ended December 31, 2008 are reflected to revenue.

(g) To record the estimated impact on deferred income taxes of fair value pro forma adjustments, as follows:

(in millions)
Intangible assets	$587.0
Deferred contract costs	(43.2)
Other noncurrent assets	(46.4)
Deferred revenue	60.5
Long-term debt	64.0

$621.9
FIS statutory tax rate	x38.35%

$238.5

(h) To record the net change in long-term debt as follows:

(In millions)
Eliminate Metavante deferred debt issue costs of $31.1 million, net of new debt issue costs of $10.0 million (Other noncurrent assets)	$21.1

Reduce Metavante long-term debt to fair value based on current market rate of 92%	$(64.0)
Repay a portion of Metavante’s historical long-term debt	(928.1)
New Term Loan B — Accordian(1)	500.0
New Asset-Backed Facility(1)	145.0

$(347.1)

(1)	FIS financed the reduction in long-term debt through execution of a $500 million accordion term loan at LIBOR plus 425 basis points, a $145 million secured borrowing facility collateralized by FIS accounts receivable at LIBOR plus 325 basis points, proceeds from the Investments, and available cash balances. FIS projects a net increase in pro forma interest expense of $7.9 million per annum ($2.0 million per quarter).
(i) To record the stock portion of the merger consideration and the issuance of stock in connection with the investments, at par, and to eliminate Metavante’s common stock, at par, as follows:

(In millions)
Eliminate Metavante common stock	$(1.2)
Issuance of FIS common stock relative to the investments	0.2
Issuance of FIS common stock relative to the merger	1.6

$0.6

(j) To eliminate Metavante’s accumulated other comprehensive earnings.
(k) To record the stock portion of the merger consideration and the issuance of stock in connection with the investments, at fair value less par, to eliminate Metavante additional paid-in capital, and to record unearned compensation relative to the conversion of unvested stock options and other equity awards as follows:

(In millions)
Eliminate Metavante additional paid in capital	$(1,496.7)
Issuance of FIS common stock relative to the investments, net of 3% transaction fee	242.3
Issuance of FIS common stock relative to the merger	4,240.2
Unearned compensation	(66.8)

$2,919.0

(l) To eliminate Metavante’s retained deficit, and to record estimated non-recurring costs of FIS for acquisition-related transaction costs, as follows:

(In millions)
Eliminate Metavante retained deficit	$931.4
Estimated $70 million acquisition-related transaction costs assumed to be non-recurring, net of tax effect at statutory rate of 38.35% applied to deductible items	(56.7)

$874.7

(m) To eliminate activity between FIS and Metavante totaling $4.4 million for the six months ended June 30, 2009 and $9.9 million for the year ended December 31, 2008, consisting principally of image and card-processing services provided by Metavante to FIS.
(n) To record the following adjustments:

	Six Months
	Ended	Year Ended
	June 30, 2009	December 31, 2008
	(In millions)
Estimated Metavante intangible asset amortization based on estimated fair value (20% of pro forma fair value using the accelerated, pattern-of-benefit amortization method)	$83.5	$124.9
Reverse amortization of Metavante deferred conversion costs eliminated in purchase accounting	(7.2)	(13.7)

	$76.3	$111.2

The assumed life for intangible assets is 10 years, resulting in amortization for the first 5 years as follows, based on the June 30, 2009 pro forma estimated fair value:

(In millions)
Year 1	$167.0
Year 2	133.6
Year 3	116.9
Year 4	100.2
Year 5	83.5
(o) To record the following adjustments:

	Six Months
	Ended	Year Ended
	June 30, 2009	December 31, 2008
	(In millions)
Eliminate Metavante intangible asset amortization	$(14.7)	$(29.7)
Eliminate non-recurring transaction costs incurred, totaling $6.6 million and $9.3 million for Metavante and FIS, respectively	(15.9)	—
Eliminate Metavante share-based compensation expense	(9.1)	(15.6)
Estimated amortization related to unvested Metavante stock options	3.0	11.1
Estimated amortization related to unvested Metavante performance shares	0.7	1.9
Estimated amortization related to unvested Metavante restricted shares	1.7	5.1

	$(34.3)	$(27.2)

(p) To give tax effect to the pro forma revenue and expense adjustments based on Metavante’s effective tax rate of 37.0% for the six-month period ended June 30, 2009, and 36.1% for the year ended December 31, 2008. The tax effect related to the non-recurring transaction costs reversed in entry (o) was separately calculated at $0.6 million as many of these costs were considered non-deductible.
(q) Reclassification of Metavante research and development costs of $17.0 million for the six-month period ended June 30, 2009, and $51.3 million for the year ended December 31, 2008 to conform to FIS presentation.
(r) The adjustment to weighted average shares outstanding — basic is calculated as follows (in millions):

	Six Months
	Ended	Year Ended
	June 30, 2009	December 31, 2008
Eliminate Metavante shares	(119.6)	(119.1)
Shares issued in merger	162.4	160.9
Shares issued in investments	16.1	16.1

	58.9	57.9

The adjustment to weighted average shares outstanding — diluted is calculated as follows (in millions):

	Six Months
	Ended	Year Ended
	June 30, 2009	December 31, 2008
Eliminate Metavante shares	(120.6)	(119.9)
Shares issued in merger	162.4	160.9
Shares issued in investments	16.1	16.1
Dilutive effect of replacement options and share-based awards	1.2	6.6

	59.1	63.7

     The unaudited pro forma condensed combined financial statements do not present a combined dividend per share amount.
     The unaudited pro forma combined basic and diluted earnings per share for the periods presented are based on the combined basic and diluted weighted-average shares outstanding. The historical basic and diluted weighted average shares of Metavante were assumed to be replaced by the shares to be issued by FIS to effect the merger.
     The unaudited pro forma condensed combined financial statements do not reflect estimated acquisition-related restructuring charges, which could be in the range of $35 to $50 million and which will be expensed as incurred.